CHINESE GOVERNMENT OFFICIALS REQUEST COST ESTIMATES OF SMART-TEK SOLUTIONS, INC.’S RTAC-PM BIRD FLU CONTAINMENT SYSTEM

CORTE MADERA, Calif., March 22, 2006 - Smart-tek Solutions, Inc. (OTCBB:STTK) announced today that Chinese government officials present at the successful demonstration of the Company’s RFID tracking and containment system have requested detailed cost estimates for the state of the art technology.

“Our sole and exclusive licensee for China, SES Investment (China) Limited, was approached by several governmental officials following the demonstration of our RTAC-PM (RFID Tracking Alert Containment and Poultry Monitoring) system ” said Perry Law, President of Smart-tek Communications, Inc.  “Due to the rapid spread of the H5N1 Avian Influenza across the globe, the government is pressed to find a containment solution and implement an action plan to help combat this worldwide issue before the situation deteriorates even further.”

In conjunction with SES, the Company will now further analyze the requirements of the Chinese government and as expeditiously as possible provide a specific budget for the hardware, software and implementation costs to install a complete RTAC-PM system.

“With an estimated 13 billion chickens in China alone, this project represents a tremendous opportunity to further grow and diversify the Company’s revenue stream,” said Law.  “We believe that the successful demonstration will also open up opportunities in other parts of the world that have been affected by this devastating outbreak.”

About Smart-tek Solutions Inc.

Smart-tek Solutions Inc. is a technology holding company in the security and surveillance sector providing turnkey state of the art systems design and installation through its wholly owned subsidiary, Smart-tek Communications, Inc. Smart-tek Communications, Inc. is the Company's initial acquisition in this sector and is appropriately positioned to pursue additional acquisitions in order to restore and enhance shareholder value.

Smart-tek Communications Inc. is a market leader in integrated security, voice and data communication systems. Located in Richmond, British Columbia, SCI specializes in the design, sale, installation and service of the latest in security technology with proven electronic hardware and software products. SCI has positioned itself as a security systems leader in the Greater Vancouver area, supplying over 45% of new downtown core construction projects. Valued customers include major developers, general and electrical contractors, hospitals, Crown Corporations, law enforcement agencies and retail facilities. Projects range from high-end residential and commercial developments to system upgrades and monitoring contracts. SCI's continued growth and success is a direct result of providing a consistently superior product at competitive pricing to both new and existing clients. SCI's stellar client retention is in itself a testimonial to the overall excellence of the product designed and installed.

Notice Regarding Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding the Company's business which are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Readers are directed to the Smart-tek Solutions reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its most recent annual report on Form 10-KSB for the year ended June 30, 2005 and quarterly report on Form 10-QSB the quarter ended December 31, 2005 for further information and factors that may affect Smart-tek Solutions business and results of operations. Smart-tek Solutions Inc. undertakes no obligations to publicly update any forward-looking statements to reflect future events or circumstances.

Contact:

Peter Nasca

Peter Nasca Associates, Inc.

305-937-1711